Exhibit 5


                         ALLSTATE LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781

Michael J. Velotta
Senior Vice President, Secretary
      and General Counsel

                                  September 23, 2002

TO:         ALLSTATE LIFE INSURANCE COMPANY
            NORTHBROOK, IL  60062

FROM:       MICHAEL J. VELOTTA
            SENIOR VICE PRESIDENT, SECRETARY
            AND GENERAL COUNSEL

RE:         FORM S-3 REGISTRATION STATEMENT
            UNDER THE SECURITIES ACT OF 1933
            FILE NO. 333-_____

With reference to the initial Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the "Company"), as Registrant, with the
Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 23, 2002:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
- -----------------------------------
Michael J. Velotta
Senior Vice President, Secretary
 and General Counsel